EXECUTION COPY
                                                                  --------------

                                    AGREEMENT

     THIS AGREEMENT made this 11th day of March, 2000 by and among Omni Nutraceuticals, Inc., a Utah corporation, (the "Company") and R. Lindsey Duncan ("Duncan") and his spouse, Cheryl Wheeler, both individuals residing at 1750 Chastain Parkway, Pacific Palisades, California 90272.

                                   WITNESSETH:


     WHEREAS, Duncan is currently employed as the Chairman of the Board of Directors of the Company ("Board") pursuant to an Employment Agreement dated as of June 30, 1998 (the "Employment Agreement"); and


      WHEREAS, Duncan, a co-Founder of the Company, now desires to terminate any further role in the management of the Company for personal reasons, relinquish his voting rights and is agreeable to the termination of his Employment Agreement, all upon the following terms and conditions.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto intending to be legally bound hereby agree as follows:

1.     Withdrawal  from  Management.  Effective  on the date on which all of the
       -----------------------------
conditions set forth in Section 2 hereof to his withdrawal from the management of the Company are satisfied or waived by Duncan in writing (the "Effective Date") and subject to the remaining terms and conditions hereof, Duncan hereby agrees to:

     1.1     resign  from  the  Board;  and

     1.2     terminate  his  Employment  Agreement.

2.     Conditions  to  Duncan's  Obligations.  Duncan's  agreements set forth in
       -------------------------------------
Section 1 hereof are conditioned upon the prior satisfaction on or prior to the Effective Date (as hereinafter defined) of the following conditions precedent:

2.1 The execution and delivery by the Company of an Indemnity Agreement in substantially the form of Exhibit A attached hereto and made a part hereof.

2.2 In settlement of the remaining obligations owed Duncan under the Employment Agreement the extension of the exercise and expiration dates of all of his existing stock options to purchase 1,003,029 shares ("Option Shares") of the Company's common stock ("Common Stock") to the seventh anniversary of the Effective Date.

2.3 The receipt by Duncan of $1,500,000 in net proceeds from the sale of shares of Common Stock owned by Duncan at a price of $3.00 per share in one or more transactions which will not be required to be aggregated with sales made by Duncan pursuant to Rule 144 (as the same may be in effect from time to time, "Rule 144") promulgated under the Securities Act of 1933, as amended (the "Securities Act").

2.4 American Equities LLC and Corporate Financial Enterprises, Inc. (collectively, the "Investors") shall execute and deliver (i) the amendment to the terms of that certain Lock-Up Agreement dated as of January 24, 2000 attached hereto as Exhibit B and (ii) the legally binding Term Sheet attached hereto as Exhibit C.

2.5 At or prior to the Effective Date, the Company shall deliver to Duncan an executed copy of an opinion of counsel to the Company in the form attached hereto as Exhibit D.

2.6     Each  of  the  Investors  shall  execute and deliver to Duncan a General
Release  in  the  Form  attached  hereto  as  Exhibit  E.

2.7     The  Company  and  Duncan  shall  enter  into  the  Registration  Rights
Agreement  set  forth  as  Exhibit  F  attached  hereto.

2.8 The Voting Agreement dated October 8, 1999 by and between Duncan and Klee and Margareth Irwin shall have been terminated.

2.9 Klee Irwin and Duncan shall have executed and delivered to each other a General Release in the form attached hereto as Exhibit G.

3.     Covenants.   The  parties  hereto  hereby covenant and agree, as follows:
       ----------

3.1 Each party, and his and its respective heirs, legal representatives, successors and assigns shall not, and each party shall cause his and its respective affiliates (as such term is defined in Rule 405 promulgated under the Securities Act) not to, commence, support or assert any claim, action, cause of action, suit, investigation or other legal proceeding against any other party hereto and his or its heirs, spouse, legal representatives, assigns, agents, attorneys and employees arising from or attributable to any act, matter or thing now existing or occurring. Nothing in this Agreement, however, shall be construed or interpreted to prohibit Duncan, his spouse or his heirs, legal representatives or assigns from asserting any claim, action, cause of action, suit, investigation or other legal proceeding against the Company or its affiliates, successors, assigns, agents, attorneys and employees arising from or attributable to any alleged breach of this Agreement, the matters contemplated hereby or the ancillary agreements and other documents executed and delivered in connection herewith (collectively, "Ancillary Agreements"). Further, nothing in this Agreement shall be construed or interpreted to abrogate or adversely affect Duncan's, his spouse's or his heirs', legal representatives' or assigns' right to participate as shareholders in any recovery obtained in connection with any class action, suit or proceeding commenced against the Company or any of its affiliates or management.

3.2 (a) The Company shall not, directly or indirectly, impede or impair the transfer of Duncan's or his spouse's shares of Common Stock in a timely manner in accordance with the provisions of all federal and state securities laws, rules and regulations, including the Securities Act and Rule 144, and, in connection therewith, after the Effective Date, based upon the opinion of counsel referred to in Section 2.5 hereof, the Company shall confirm in writing to the Transfer Agent that neither Duncan nor his spouse is deemed to be a "controlling person" as defined in Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder or an "affiliate" as defined in Rule 144 and that his and his spouse's shares of Common Stock are not deemed to be owned by an affiliate of the Company. In connection with the foregoing, on the ninetieth
(90th) day after the Effective Date, the Company and the Transfer Agent shall issue one or more new certificates representing all of Duncan's and his spouse's shares of Common Stock owned of record by him and his spouse on the Effective Date without any restrictive legend in substitution for any certificates currently registered in Duncan's name or in the name of his spouse, Cheryl Wheeler, which may bear a restrictive legend. Immediately after the second anniversary of the Effective Date (unless Duncan has taken any intervening action such that he is then, and at any time during the period of at least ninety (90) days prior thereto has been an affiliate of the Company, as defined in Rule 144), or such earlier date or dates on which Duncan, or his assignee or someone acting on his behalf notifies the Company or the Transfer Agent that his (or such assignees') shares have been sold, or are proposed to be sold pursuant to an effective registration statement under the Securities Act or the provisions of Rule 144, the Company and the Transfer Agent shall issue one or more new certificates evidencing such shares without any restrictive legends in substitution for any certificates bearing any such legends.

(b) Damages, which would result from the breach of this Section, are impracticable and extremely difficult to ascertain under the circumstances existing as of the date of this Agreement. In the event the Company intentionally or negligently delays or impedes the issuance, clearance or transfer of such shares within five business days after a written request therefor  has  been  delivered  to  the  Company together with evidence that the relevant certificates have been delivered to the Transfer Agent with instructions for reissuance, clearance or transfer (the "Certificate Request"), the Company agrees to pay to Duncan or his designee an amount equal to the greater of (i) $10,000 per business day, (ii) the product of (x) the last sale price on the date the certificates are properly issued and delivered to Duncan or his designee, less the last sale price on the date of the Certificate
Request, multiplied by (y) the number of shares represented by such certificate(s), or (iii) the quotient of (x) the last reported sale price on the day prior to the date of the Certificate Request, multiplied by the number of shares of Common Stock issuable to Duncan or his designee in accordance with the Certificate Request, divided by (y) 200 (the "Delay Damages"), for each business day after the fifth business day following the delivery of the Certificate Request to the Company through and including the day such certificates (without legend or restriction) are delivered to Duncan or his designee at the address set forth in such Certificate Request or are otherwise cleared or transferred; provided, however, that the maximum amount of the Delay Damages that the Company will be required to pay Duncan or his designee in accordance with the foregoing shall be $750,000.00 per month. LIQUIDATED DAMAGES IN THE MAXIMUM AMOUNT OF $750,000 PER MONTH REPRESENT A REASONABLE ESTIMATE OF DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES FOR THE BREACH OF THIS PARAGRAPH IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671, 1676, AND 1677. THE LIQUIDATED DAMAGES SHALL CONSTITUTE THE SOLE AND EXCLUSIVE REMEDY FOR THE COMPANY'S BREACH OF THIS PARAGRAPH. IN THE EVENT THE COMPANY RESTRICTS OR DELAYS THE TRANSFER OR CLEARANCE OF SUCH CERTIFICATES BY DUNCAN OR HIS DESIGNEE (WHETHER BY STOP TRANSFER ORDER, UNREASONABLE DELAY OR OTHERWISE), THE COMPANY SHALL PAY TO
DUNCAN OR HIS DESIGNEE THE DELAY DAMAGES FOR EACH BUSINESS DAY OF SUCH RESTRICTION OR DELAY. TO THE EXTENT NECESSARY TO EFFECT THE FOREGOING, THE COMPANY AGREES (I) TO FILE IN A TIMELY MANNER AND KEEP CURRENT INFORMATION ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AS PROVIDED IN RULE 144(C) AND
(II) TO KEEP ANY REGISTRATION STATEMENT PURSUANT TO WHICH DUNCAN'S SHARES HAVE BEEN REGISTERED FOR RESALE UNDER THE SECURITIES ACT CURRENT IN ACCORDANCE WITH THE REGISTRATION RIGHTS AGREEMENT. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGE PROVISION IN THIS PARAGRAPH.
                                        SIGNATURES
                                        ----------

               OMNI     NUTRACEUTICALS,  INC.     BY:   /s/ Klee Irwin

               R.  LINDSEY  DUNCAN                      /s/ R. Lindsey Duncan

               CHERYL  WHEELER                          /s/ Cheryl Wheeler


3.3 Until the fifth anniversary of the Effective Date, R. Lindsey Duncan and his spouse, Cheryl Wheeler, hereby irrevocably agree to vote all of their respective shares of Common Stock which they own of record on the record date for a vote (or solicitation of consents) of the Company's shareholders, on the same basis as the remaining shareholders of the Company vote their shares of capital stock (or issue consents) on all matters on which the shareholders of the Company are required or requested to vote (or issue consents), whether at a meeting or by written consent. Accordingly, their votes will be apportioned in the same ratio that the shares of other shareholders are voted (or consented to) in favor or against or abstain on any matter on which the recorded vote (or written consents) of the shareholders is taken (or solicited and obtained). The foregoing voting agreement is being entered in compliance with the provisions of
Section 16-10a-731 of the Utah Business Corporation Code Act and shall be personal to Duncan and his spouse Cheryl Wheeler only and shall not bind any bona fide third party transferee of their shares. By their execution hereof and in order to secure the obligations of R. Lindsey Duncan and his spouse, Cheryl Wheeler, hereunder, each of R. Lindsey Duncan and Cheryl Wheeler hereby irrevocably constitutes and appoints Andrew Vollero, Jr. as their true and lawful attorney-in-fact to: (i) vote, in accordance with the foregoing voting agreement, all shares of Common Stock which they may be entitled to vote upon the election of directors and any other matter that may be properly presented for a vote of shareholders at any annual or special meeting of shareholders of the Company, and (ii) vote, in accordance with the foregoing voting agreement, by means of a written consent of shareholders, all shares of Common Stock which they may be entitled to vote upon the election of directors and any other matter that may be properly presented for the consent of shareholders by written consent in lieu of a vote taken at any annual or special meeting of shareholders of the Company and (iii) execute, acknowledge, swear to and file in the name, place and stead of R. Lindsey Duncan and/or Cheryl Wheeler any consent, approval, or other documents to be executed by the shareholders in connection with such votes. The Proxy granted hereby is irrevocable and shall be deemed coupled with an interest in the above described voting agreement for the term stated therein and it shall survive either of R. Lindsey Duncan's or Cheryl Wheeler's disability and insolvency.

3.4 Duncan further agrees that he shall not seek to interfere in, or contact the management of the Company (except as may be permitted under the Registration Rights Agreement of even date herewith) or to hold office in the Company or otherwise to influence the composition of the Board or the management of the Company or its affairs, including, without limitation, by commencing or publicly supporting any solicitation of proxies whose purpose is to change the management of the Company, provided, however, nothing in this Agreement shall prohibit
Duncan from responding to requests for information from the Company or its officers or directors.

3.5 Promptly after the Effective Date but in no event later than March 14, 2000, the Company will furnish to Duncan a letter from the Transfer Agent for the Common Stock ("Transfer Agent") acknowledging the provisions of Section 3.2 hereof and concurring in the opinion of counsel to the Company referred to in
Section  2.5  hereof.



4.     Releases.
       --------

4.1 Notwithstanding the following release, all of the rights and remedies created by this Agreement and the ancillary agreements executed and delivered in accordance herewith are preserved. For and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, each of the parties hereto, including each individual consenting to this Agreement and their respective heirs, legal representatives, successors in interest and assigns (collectively, the "Releasor") hereby releases and forever discharges the other party hereto, including each individual consenting to this Agreement, and his heirs, legal representatives, agents, attorneys, employees, shareholders and assigns (collectively, the "Releasee") of and from any and all actions, causes of action, claims, charges, demands, remedies, obligations, liabilities, losses, damages, penalties, assessments, diminution of value, costs and expenses (including reasonable attorney's fees and expenses), known or unknown, foreseeable or unforeseeable, present or contingent, arising at law or in equity (collectively, "Claims") which the Releasor has or may in the future have against the Releasee in any manner on account of any matter, cause or thing arising prior to the date of this Agreement, including, without limitation, Claims arising under the Employment Agreement.

4.2 This Agreement shall not be construed more strictly against either the Releasee or the Releasor merely by virtue of the fact that the same has been prepared by the Releasee or the Releasor or their respective counsel, it being recognized that the Releasor and the Releasee have contributed substantially and materially to the preparation of this instrument. THE RELEASOR ACKNOWLEDGES THAT HE HAS THOROUGHLY READ AND REVIEWED THE TERMS AND PROVISIONS OF THIS AGREEMENT AND IS FAMILIAR WITH SAME, THAT THE TERMS AND PROVISIONS CONTAINED HEREIN ARE CLEARLY UNDERSTOOD BY HIM AND HAVE BEEN FULLY AND UNCONDITIONALLY CONSENTED TO BY HIM, AND THAT HE HAS HAD FULL BENEFIT ADVICE OF COUNSEL OF HIS OWN SELECTION IN REGARD TO UNDERSTANDING THE TERMS, MEANING AND EFFECT OF THIS AGREEMENT.

4.3 The parties hereto hereby expressly waive and relinquish all rights and benefits that they may hold against each other, afforded by Section 1542 of the Civil Code of California or any other state laws of similar language or effect, and they expressly understand and acknowledge the significance and consequences of such specific waiver of Section 1542, which provides:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of all their claims, the parties expressly acknowledge that this Agreement is also intended to include in its effect, without limitation, all claims which they do not know or expect to exist in their favor, that the Releasor may hold against the Releasee, or that Releasee may hold against the Releasor, at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such claim or claims. The parties hereto understand and agree that this is a waiver of rights and benefits that they may hold against each other under Section 1542, and that this is a material term of this Agreement, without which the parties hereto would not have given the consideration to each other stated herein.

4.4 The Company hereby acknowledges that Satterlee Stephens Burke & Burke LLP ("Satterlee"), which has represented the Company on a regular basis, has represented Duncan and his spouse in connection with the negotiation, preparation, execution and delivery of this Agreement and the Ancillary Agreements (the "Duncan Representation"). The Company hereby represents and warrants that it has retained and has been represented by Miller & Holguin in connection with the negotiation, preparation, execution and delivery of this Agreement and such Ancillary Agreements. The Company hereby waives, and agrees not to assert the existence of, any and all actual and potential conflicts of interests which may be attributable to or which may arise out of the Duncan Representation by Satterlee, including, without limitation, as a basis for excusing the performance of the Company's duties and obligations under this Agreement and the Ancillary Agreements.



5.     Termination.
       -----------

5.1 This Agreement shall terminate on the date (the "Termination Date") to occur on the earlier of the following:

     (i)  the  mutual  written  agreement  of  the  parties  hereto;  or

(ii) the failure to satisfy the conditions precedent to Duncan's obligations by the parties obligated to perform such conditions within ten (10) days after the date hereof unless extended in writing by Duncan, in his sole and arbitrary discretion.

5.2. In the event of the termination of this Agreement, with the exception of the provisions of Sections 5, 6.2, 6.8 and 6.10 hereof, which shall continue in full force and effect, this Agreement shall be of no further force and effect, including, without limitation, the provisions of Sections 3.1 and 4, and each of the parties hereto shall be entitled to assert any and all rights and remedies, which they have had or may now or hereafter possess, at law or in equity.

6.     Miscellaneous.
       -------------

6.1.     Press Release.  The Company shall issue  a press release on or promptly
         -------------
after  the  Effective  Date  in  the  form  annexed  hereto  as  Exhibit  H.

6.2.     Expenses.  The  Company  shall  reimburse  Duncan's costs and expenses,
         --------
including, without limitation, all reasonable attorneys fees and expenses, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, the Ancillary Agreements and the transactions contemplated hereby, not to exceed $30,000 in aggregate amount.

6.3.     Notices.  All  notices,  requests,  demands  and  other  communications
         -------
hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, or one (1) day (which is not a Saturday, Sunday, holiday or day on which commercial banks in Los Angeles, CA are required or permitted to close (a "Business Day")) after having been deposited with a courier, if sent by overnight courier or having been sent by telecopy, if sent by telecopy (receipt confirmed), or three (3) Business Days after having been mailed, if mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

     If  to  Duncan  and  his  spouse,  to:  1750  Chastain  Parkway
                                             Pacific  Palisades,  CA  90272
                                             Facsimile  No.: (310) 230-8759


If  to  the  Company,  to:                   Omni  Nutraceuticals,  Inc.
                                             5310  Beethoven  Street
                                             Los  Angeles,  CA  90066
                                             Facsimile  No.:  (310)  306-8279

, or to such other address, as either party shall have designated by like notice to the other party hereto (except that a notice of change of address shall only be effective upon receipt).

6.4.     Applicable  Law.  This Agreement shall be governed by, and construed in
         ---------------
accordance with, the laws of the State of California without regard to its choice of law principles.

6.5.     Waivers;  Gender,  etc.  The failure of any party hereto at any time to
         -----------------------
enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any provision hereof or the right of any party hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions Agreement shall be effective unless set forth in an instrument executed by the party against whom enforcement of such waiver is sought; and no waiver or breach shall be construed or deemed to be a waiver of any other or subsequent breach. As used herein, words in the masculine gender shall include the feminine and neuter genders and vice versa and the meaning ascribed to terms defined herein shall be applicable to both the singular and the plural forms of such terms.

6.6.     Assignment  and  Assumption.  This  Agreement  and  Duncan's  and  his
         ---------------------------
spouse's rights, interests or obligations hereunder may not be assigned (other than by operation of law, final divorce decree or other domestic relations order ) by Duncan or his spouse without the prior written consent of the Company, which shall not be unreasonably withheld; provided, however, so long as Duncan continues to own shares of Common Stock he shall remain subject to the provisions of Section 3 of this Agreement, and provided, further, however, nothing in the foregoing or this Agreement shall affect or limit Duncan's or his spouse's rights to sell, offer to sell, solicit offers to purchase, pledge, transfer or otherwise dispose of his or her shares of Common Stock, except as set forth in the Lock-Up Agreement, as amended, and the Registration Rights
Agreements attached hereto as Exhibits B and F, respectively. Prior to any merger, consolidation or other business combination wherein the Company shall not be survivor or the sale of all or substantially all of the assets of the Company, the Company shall secure the agreement of the other party to any such transaction to assume the Company's obligations hereunder and to be bound by the provisions hereof.

6.7     Binding  Effect; Benefits. This Agreement shall inure to the benefit of,
        -------------------------
and shall be binding upon, the parties hereto and their respective heirs, legal representatives and permitted assigns. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives and permitted assigns, any rights or remedies under or by reason of this Agreement.

6.8     Amendment.  This  Agreement  may only be amended by a written instrument
        ---------
executed  by  all  of  the  parties  hereto.

6.9     Severability.  Any  provision of this Agreement which is held by a court
        ------------
of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.10     Entire  Agreement.  This  Agreement (together with the other agreements
         -----------------
and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

6.11     Headings.  The  headings  contained  herein are for the sole purpose of
         --------
convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

6.12     Execution  in  Counterparts.  This  Agreement may be executed in one or
         ---------------------------
more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

6.13     Further  Assurances.  Each  party  hereto hereby agrees, to execute and
         -------------------
deliver, and to cause their respective spouses to execute and deliver to each other all such further agreements, instruments or other documents as may reasonably be requested in order to implement the provisions of this Agreement.

6.14     Specific Performance. The parties hereby acknowledge and agree that the
         --------------------
failure of the parties to perform their respective agreements and covenants hereunder will cause irreparable injury for which damages, even if available, will not be an adequate remedy. Accordingly, the parties hereto, each hereby consent to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of his or its obligations hereunder and in connection therewith the parties each hereby waive any right to require any bond or other security to be paid or furnished by any of them in connection with any application for such relief.

6.15     Representations  and  Warranties.  Each  of  the  parties hereto hereby
         --------------------------------
represents and warrants to the other parties that the execution, delivery and performance of this Agreement and the Ancillary Agreements contemplated hereby to which they are parties is a legal, valid and binding obligation of such party, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity. Duncan and his spouse each have the legal capacity and the Company has all necessary corporate power and authority to execute, deliver and perform this Agreement and such Ancillary Agreements to which they are parties. The execution, delivery and performance by the Company of this Agreement and such Ancillary Agreements to which it is a party have been duly and validly authorized by all necessary corporate action.

6.16     Compliance  with  Law.  Nothing  contained  herein  shall  require  the
         ---------------------
Company or Duncan to take any action which would be a violation of applicable law or the rules of the Securities and Exchange Commission, or fail to take any action which failure would be a violation of applicable law. Notwithstanding the foregoing or anything in this Agreement to the contrary, Duncan and his spouse shall be entitled to sell their respective shares pursuant to Rule 144.



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     IN  WITNESS  WHEREOF,  the  parties hereto have executed and delivered this
Agreement  as  of  the  date  first  above  written.



                               /s/ R. Lindsey Duncan
                                   R.  Lindsey  Duncan


                               /s/ Cheryl Wheeler
                                   Cheryl  Wheeler

OMNI  NUTRACEUTICALS,  INC.
                              By:  /s/ Klee Irwin

                              Name:  Klee Irwin

                              Title:  President


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